Exhibit 3.2
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                                     BY-LAWS
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                                       OF

                         COMPETITIVE TECHNOLOGIES, INC.
                         ------------------------------

                      As Amended Effective January 14, 2005


                                    ARTICLE I
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                             MEETING OF SHAREHOLDERS
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     SECTION 1.01. Annual Meetings. The annual meeting of shareholders for the election of Directors and for the transaction of such other proper business, notice of which is given in the notice of the meeting, shall be held on such date and at such time and place, within or without the State of Delaware, as shall be designated by the Board of Directors and set forth in the notice of such meeting.

     SECTION 1.02. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors or by the President of the Corporation or by the Board of Directors. Special meetings shall be held at such place within or without the State of Delaware and at such hour as may be designated in the notice of such meeting and the business transacted shall be confined to the object stated in the notice of the meeting.

     SECTION 1.03. Notice of Shareholders' Meetings. The notice of all meetings of shareholders shall be in writing and shall state the place, date and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of the Directors to be elected at such meeting and for the transaction of such other business as is stated in the notice of the meeting. The notice of a special meeting shall state the purpose or purposes for which the meeting is called and shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting.

     A copy of the notice of each meeting of shareholders shall be given, personally or by mail, not less than ten days nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting at his record address or at such other address as he may have furnished by request in writing to the Secretary of the Corporation. If a meeting is adjourned to another time or place, and, if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the adjournment is for more than thirty days or the Directors, after adjournment, fix a new record date for the adjourned meeting.

     Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of a shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice of the meeting.

     SECTION 1.04. Quorum at Shareholders' Meetings: Vote Required. At any meeting of the shareholders the holders of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum. If there shall be less than a quorum at any meeting of the shareholders a majority of those present in person or by proxy may adjourn the meeting.

     Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of Directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by the General Corporation Law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

     SECTION 1.05. Inspectors at Shareholders' Meetings. The Board of Directors, in advance of any shareholders meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

     The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

                                   ARTICLE II
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                                    DIRECTORS
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     SECTION 2.01. Qualifications and Number; Vacancies. A Director need not be a shareholder, a citizen of the United States, or a resident of the State of Delaware. The number of Directors constituting the entire Board is hereby fixed at seven (7) Directors of which group up to two (2) Directors may be internal Directors. The number of Directors may be changed by resolution of the Board of Directors adopted by the same vote that is necessary under Article VII hereof to amend these by-laws.

     The Directors shall be chosen from among the seven (7) nominees receiving the greatest plurality of votes from shareholders at the annual meeting of shareholders.

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     The number of Directors may be increased or decreased by amendment of these by-laws duly adopted by either the shareholders or a vote of the majority of the entire Board of Directors, provided that the number of Directors constituting the entire Board shall not be less than three. No decrease shall shorten the term of any incumbent Director. Any Director may be removed for cause by the shareholders.

     Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director.

     SECTION 2.02. Term. Each director shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.

     SECTION 2.03. Place and Time of Meetings of the Board. Regular and special meetings of the Board shall be held at such places (within or without the State of Delaware) and at such times as may be fixed by the Board or upon call of the President of the Corporation or of the executive committee or of any two Directors, provided that the Board of Directors shall hold at least four meetings a year.

     SECTION 2.04. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, but if there shall be less than a quorum at any meeting of the Board, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice. At all meetings of Directors, a quorum being present, all matters shall be decided by the vote of a majority of the Directors present at the time of the vote.

     SECTION 2.05. Remuneration of Directors. In addition to reimbursement for his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the Corporation, each Director as such, and as a member of any committee of the Board, shall be entitled to receive such remuneration as may be fixed from time to time by the Board.

     SECTION 2.06. Notice of Meetings of the Board. Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by the Board. All regular meetings of the Board, the time and place of which have not been fixed by the Board, and all special meetings of the Board shall be held upon twenty-four hours' notice to the Directors given by letter or telegraph. No notice need specify the purpose of the meeting. Any requirement of notice shall be effectively waived by any Director who signs a waiver of notice before or after the meeting or who attends the meeting without protesting (prior thereto or at its commencement) the lack of notice to him.

     SECTION 2.07. Executive Committee and Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees to serve at the pleasure of the Board. Each committee shall consist of three or more Directors. During the intervals between the meetings of the Board, the Executive Committee shall have all of the authority of the Board of Directors. Each other committee shall be empowered to perform such functions as may, by resolution, be delegated to it by the Board.

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     The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent member or members at any meetings of such committee. Vacancies in any committee, whether caused by resignation or by increase in the number of members constituting said committee, shall be filled by a majority of the entire Board of Directors. The Executive Committee may fix its own quorum. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

     SECTION 2.08. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                                   ARTICLE III
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                                    OFFICERS
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     SECTION 3.01. Officers. The Board of Directors, at its first meeting held after the annual meeting of shareholders in each year shall elect a Chairman of the Board, Chairman of the Executive Committee, a President, one or more Vice Presidents, a Secretary and a Treasurer and may, in its discretion, also appoint from time to time such other officers or agents as it may deem proper. The Chairman of the Board, Chairman of the Executive Committee and the President shall be elected from among the members of the Board of Directors.

     Any two or more offices may be held by the same person.

     Unless otherwise provided in the resolution of election or appointment or in the employment agreement with an officer, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified; provided, however, that the Board of Directors may, unless otherwise provided in such resolution or agreement, remove any officer for cause or without cause at any time.

     SECTION 3.02. Chairman of the Board. The Chairman shall, if present, preside at all meetings of the shareholders and Board of Directors. The Chairman shall act as lead director and serve as principal interface between the Board of Directors and management of the Corporation and shall work with the Chief Executive Officer to develop agendas for all meetings of the Board of Directors. He shall also consult with and recommend to the Nominating and Corporate Governance Committee, the membership of the various committees of the Board of Directors. The Chairman shall have the right to attend committee meetings of the Board of Directors whenever appropriate. The Chairman shall also do and perform any and all other acts and duties which may be assigned to him from time to time by the Board of Directors.

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

     SECTION 3.03. Chairman of Executive Committee. The Chairman of the Executive Committee shall, if present, preside at all meetings of the Executive Committee and shall do and perform all other acts and duties which may be assigned to him from time to time by the Board of Directors.

     SECTION 3.04. President. In the absence of the Chairman of the Board or his inability to act, the President shall preside at all meetings of the shareholders and of the Board of Directors. The President shall do and perform all other acts and duties which may be assigned to him from time to time by the Board of Directors or the Chairman of the Board.

     SECTION 3.04A. Vice Presidents. The Vice Presidents shall do and perform such acts and duties as may be assigned to them from time to time by the Board of Directors, the Chairman of the Board or the President.

     SECTION 3.04B. Designations of CEO and COO. The Board of Directors shall from time to time designate the persons, whether by name or title, who shall be the Chief Executive Officer ("CEO") and Chief Operating Officer ("COO") of the Corporation. The CEO shall have general supervision of the affairs of the Corporation subject to the control of the Board of Directors. Both the CEO and the COO shall have the power on behalf of the Corporation to execute and deliver all contracts, instruments, conveyances or documents and to affix the corporate seal thereto.

     SECTION 3.05. Secretary. The Secretary shall keep minutes of the proceedings and the resolutions adopted at all meetings of the shareholders and the Board of Directors, and shall give due notice of the meetings of the shareholders and the Board of Directors. He shall have charge of the seal and all books and papers of the Corporation, and shall perform all duties incident to his office. In case of the absence or disability of the Secretary, his duties and powers may be exercised by such person as may be appointed by the Board of Directors or the Executive Committee.

     SECTION 3.06. Treasurer. The Treasurer shall receive all the monies belonging to the Corporation, and shall forthwith deposit the same to the credit of the Corporation in such financial institution as may be selected by the Board of Directors or the Executive Committee. He shall keep books of account and vouchers for all monies disbursed. He shall also perform such other duties as may be prescribed by the Board of Directors or Executive Committee or the President and in case of the absence or disability of the Treasurer, his duties and powers may be exercised by such person as may be appointed by the Board of Directors or Executive Committee.

                                   ARTICLE IV
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                                 INDEMNIFICATION
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     SECTION 4.01. Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in subsection (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article IV.

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

     (f) The indemnification provided by this Article IV shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The Board of Directors may authorize, by a vote of a majority of the full Board, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IV.

                                    ARTICLE V
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                                  CAPITAL STOCK
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     SECTION 5.01. Share Certificates. Each certificate representing shares of the Corporation shall be in such form as may be approved by the Board of Directors and, when issued, shall contain upon the face or back thereof the statements prescribed by the General Corporation Law and by any other applicable provision of law. Each such certificate shall be signed by the Chairman or President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer. The signatures of said officers upon a certificate may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

     SECTION 5.02. Lost, Destroyed or Stolen Certificates. No certificate representing shares shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of evidence of such loss, destruction or theft and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board of Directors may in its discretion require.

     SECTION 5.03. Transfer of Shares. The shares of stock of the Corporation shall be transferable or assignable on the books of the Corporation only by the person to whom they have been issued or his legal representative, in person or by attorney, and only upon surrender of the certificate or certificates representing such shares properly assigned. The person in whose name shares of stock shall stand on the record of shareholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

     SECTION 5.04. Record Dates. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

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

                                   ARTICLE VI
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                                  MISCELLANEOUS
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     SECTION 6.01. Signing of Instruments. All checks, drafts, notes, acceptances, bills of exchange, and orders for the payment of money shall be signed in such manner and by such person or persons as may be authorized from time to time by the Board of Directors or the Executive Committee or by the by-laws.

     SECTION 6.02. Corporate Seal. The seal of the Corporation shall be in such form and shall have such content as the Board of Directors shall from time to time determine.

                                   ARTICLE VII
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                              AMENDMENTS OF BY-LAWS
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     SECTION 7.01. Amendments. These by-laws may be altered, amended or repealed at any meeting, by vote of a majority of the Board of Directors, provided that notices of the proposed amendments shall have been sent by mail to all the Directors not less than three days before the meeting at which they are to be acted upon, or at any regular meeting of the Directors, by the unanimous vote of all the Directors present.


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